NON-EXCLUSIVE LICENSE AND CROSS-LICENSE AGREEMENT

This Non-Exclusive License and Cross-License Agreement (the “License”) is made and entered into effective as of May 30, 2008 (“Effective Date”) by and between the XsunX, Inc., a Colorado Corporation ("XsunX"), MVSystems, Inc., a Colorado Corporation (“MVSI”), and Arun Madan (“Dr. Madan”), an individual (collectively, the “MVS Parties”). XsunX and the MVS Parties hereinafter may be referred to individually as a “party” and collectively as the “parties.”

RECITALS

A.       WHEREAS, XsunX and the MVS Parties are parties to that certain Technology Sharing and License Agreement dated September 17, 2004, as amended (“Technology Sharing and License Agreement”), under which the MVS Parties licensed certain technologies to XsunX, in accordance with the terms set forth therein, including, without limitation, the Licensed Patents (as defined below).

B.       WHEREAS, XsunX and the MVS Parties are parties to that certain Expanded Use License Agreement dated October 12, 2005 (“Expanded Use License Agreement”), under which the Technology Sharing and License Agreement was amended to expand the scope and use of certain technology, all in accordance with the terms set forth therein. The Technology Sharing and License Agreement and the Expanded Use License Agreement hereinafter are collectively referred to as the “Original License Agreements.”

C.       WHEREAS, XsunX and MVSI are parties to those certain Phase Agreements, as defined below, pursuant which MVSI agreed to undertake certain research and development activities on a no-profit basis, all in accordance with the terms set forth in the applicable Phase Agreement and in accordance with the terms and conditions set forth in the Original License Agreements.

D.        WHEREAS, the parties have determined to terminate their business relationship and wish to have no obligation to one another after the date hereof, whether arising under the Original License Agreements, the Phase Agreements or any other agreement between or among the parties existing prior to the Effective Date, and to mutually release each other, and, in furtherance of such goal, have contemporaneously herewith entered into that certain Separation Agreement and Mutual Release effective as of May 30, 2008 (the “Agreement”) under which Agreement any and all prior agreements between the parties, including without limitation, the Original License Agreements (including all attachments and agreements appended thereto, and all amendments, purported or otherwise) and the Phase Agreements (including all attachments thereto, and all amendments, purported or otherwise) are being completely terminated with no surviving obligations or duties, and pursuant to which Agreement, the parties desire to execute this License whereby (i) the MVS Parties shall license the Licensed Patents to XsunX, and (ii) XsunX shall license the Derivative Works (as defined below) to MVSI.

       NOW THEREFORE, in consideration of the foregoing Recitals, which are made a part of this License, the mutual covenants, agreements, representations, and warranties contained in this License, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.       DEFINITIONS.

In addition to the terms defined elsewhere in this License and in any attached exhibits or schedules, the following terms shall have the meanings set forth below:

1.1.       “Commercial Development” means development, manufacturing, marketing, sale, offer(s) to sell, lease, licensing, installation, application, service, training, use, import, export or other promotional or market activities of any kind.

1.2.       “Derivative Works” shall mean any product or process, including research or development related to such product or process, whether in complete or incomplete form, developed by the parties between September 17, 2004 and the Effective Date pursuant to the Original License Agreements or the Phase Agreements and delivered to the parties in connection therewith.

1.3.       “IP Rights” means all forms of intellectual property rights or industrial property rights and protections throughout the world, whether currently existing or hereafter developed or acquired and whether now known or hereafter recognized, and whether arising under United States (state or federal) or foreign common or statutory law, granted by contract, license, or otherwise and including, without limitation, all: (a) inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), utility models, and all related patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof; (b) trademarks, service marks, trade dress, slogans, logos, together with all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (c) copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith; (d) know-how, software programs (in object code and source code form), modules, components, utilities, subsets, objects, program listings, rights in databases, rights to confidential or other proprietary information and equivalent rights; (e) rights relating to substrate glazing agents and reagents, disposables, chemical compounds and like materials; (f) any other proprietary and/or intellectual property rights; (g) copies, personal property and tangible embodiments of any of the foregoing (in whatever form or medium); and (h) any improvements, modifications, enhancements and/or derivatives of the foregoing.

1.4.       “Licensed Patents” means the following patents and patent application and any reissues, re-examinations, divisionals, continuations and extensions thereof: (a) U.S. Patent No. 6,488,777 B2; (b) U.S. Patent No. 6,258,408 B1; and (c) U.S. Patent Appl. No. 10/905,545 (Pub. No. US 2005/0150542 A1).

1.5.       “MVS Improvement” means any innovation, variation, enhancement, modification, improvement, change relating to, or derivative work of, the Licensed Patents or Derivative Works which the MVS Parties, their Related Persons, sub-licensees or any of their employees or agents or any other party engaged by the MVS Parties, make, author, invent, discover, originate, conceive or reduce to practice solely or in conjunction with others not a party to this License following the Effective Date of this License.

1.6.       “Phase Agreements” means the Phase 2 Development Agreement, Phase 3 Development Agreement, Phase 4 Development Agreement, and Phase 4 X4-Base Line Production Agreement.

1.7.       “Phase 2 Development Agreement” means that certain written agreement between XsunX and MVSI effective June 1, 2004, as amended.

1.8.       “Phase 3 Development Agreement” means that certain written agreement between XsunX and MVSI effective February 22, 2005, as amended.

1.9.       “Phase 4 Development Agreement” means that certain written agreement between XsunX and MVSI entitled “Four Terminal Development” dated December 22, 2005, as amended, together with the “Addendum to Phase 4 proposal” between XsunX and MVSI dated December 22, 2005.

1.10.       “Phase 4 X4-Base Line Production Agreement” means that certain written agreement between XsunX and MVSI for work memorialized in proposals effective December 2, 2005.

1.11.       “Related Person” means any person or entity directly, or indirectly through one or more intermediaries, controlling, controlled by, or under common control with, a party to this License, as the case may be and as context requires. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through ownership of voting securities or otherwise; provided, that a person or entity shall no longer be a Related Person when through loss, divestment, dilution or other reduction of ownership or management or operational responsibility, the requisite control no longer exists.

1.12.       “Reserved Fields of Use” means all fields of use other than the XsunX Field of Use.

1.13.       “XsunX Field of Use” means Commercial Development by XsunX of commercial-grade (i.e., web width 30 cms or more and nominal output exceeding 1 megawatt/year based on 1 shift operation) semi-transparent (greater than 5% transparency) and opaque solar cells, photovoltaic technologies, solar cell panels and methods of manufacture.

1.14.       “XsunX Improvement” means any innovation, variation, enhancement, modification, improvement, change relating to, or derivative work of, the Licensed Patents or Derivative Works, which XsunX, its Related Persons, sub-licensees or any of their employees or agents or any other party engaged by XsunX, make, author, invent, discover, originate, conceive or reduce to practice solely or in conjunction with others not a party to this License following the Effective Date of this License.

2.       GRANT AND SCOPE OF RIGHTS.

2.1.       Grant and Scope of License.

a)
During the term of this License and subject to the terms and conditions hereof, the MVS Parties grant to XsunX a worldwide, non-exclusive, royalty-free, irrevocable, fully-paid up right and license, with the right to sublicense under the terms of Section 2.2 (Sublicenses), to use and practice the Licensed Patents solely in the XsunX Field of Use. For the avoidance of doubt, the foregoing license grant to XsunX expressly excludes the use, transfer and/or Commercial Development of the Licensed Patents in the Reserved Fields of Use; provided, however, that XsunX or its sub-licensee shall be permitted to develop non-commercial grade semi-transparent and opaque solar cells solely for internal research and development of XsunX or its sub-licensee and not for any use or sale or other transfer by XsunX or its sub-licensee to a third party.

b)
During the term of this License and subject to the terms and conditions hereof, XsunX hereby grants to MVSI a worldwide, non-exclusive, royalty-free, irrevocable, fully-paid up right and license, with the right to sublicense under the terms of Section 2.2 (Sublicenses), to use, practice, modify, adapt, distribute, sell, transfer, and/or commercialize the Derivative Works.

2.2.Sublicenses.

a)
During the term of this License and subject to the terms and conditions hereof, the MVS Parties grant to XsunX the right to grant limited, non-transferable, revocable sublicenses to third parties, without further right to sublicense, to use or practice the Licensed Patents solely in the XsunX Field of Use and otherwise in accordance with the rights, restrictions and obligations of XsunX under this License. Unless prohibited by law, XsunX shall ensure that the terms of any sub1icense granted by it prohibits its sub-licensees from granting to any other person a license of the rights granted to such sub-licensee by XsunX .

b)
During the term of this License and subject to the terms and conditions hereof, XsunX grants to MVSI the right to grant limited, non-transferable, revocable sublicenses to third parties, without further right to sublicense, to use, import, sell and offer to sell the Derivative Works in accordance with the rights, restrictions and obligations of MVSI under this License. Unless prohibited by law, MVSI shall ensure that the terms of any sublicense granted by it prohibits its sub-licensees from granting to any other person a license of the rights granted to such sub-licensee by MVSI.

c)
Sublicenses granted under this Section shall be in writing signed by each sub-licensee and shall contain all of the material terms, conditions, restrictions and reservations of this License and shall preserve the rights and reservations of each party existing under this License. Notwithstanding anything herein to the contrary, any breach of such terms or conditions of this License by any sub-licensee shall be deemed to be a breach of this License by the party granting such sub-license. Without limiting any rights or remedies of either party hereunder, provided herein or otherwise available at law or in equity, each party hereby appoints and designates the other party as a third party beneficiary of each sublicense granted by such party; the party granting the sublicense shall include in each sublicense a stipulation that the other party shall retain third party beneficiary rights to enforce (in such other party’s name, if required by law) such other party’s rights and remedies in connection therewith.

d)
Termination of this License by either party shall automatically operate as a termination of any sublicense granted by the non-terminating party pursuant to the Section 2 and an assignment by such non-terminating party to the terminating party of all of the non-terminating party’s right, title and interest in and to such sublicense.

e)	Each party shall be free to determine the royalties or pricing at which it enters into a permitted sub-license.

3.       TERM, DEFAULT AND TERMINATION.

3.1.       Term. This License shall be effective upon the Effective Date and, unless sooner terminated by operation of law or pursuant to Section 3.3 of this License, shall continue in force and effect from the Effective Date until the expiration of the last to expire of the patents included within the Licensed Patents.

3.2.       Default.

A default shall occur under this License in the event of: (a) any breach of a material term of this License which is not cured (if curable) by the defaulting party within thirty (30) business days after receiving written notice of default from the non-defaulting party; or (b)       the filing by a Party of a voluntary petition in bankruptcy or under any similar insolvency law, or an assignment for the benefit of creditors, or the filing of an involuntary petition in bankruptcy or under any similar insolvency law which remains undismissed thirty (30) days after such filing, or a levy or attachment against all or substantially all of a Party’s assets, or if a Party ceases to function as a going concern or ceases to conduct its operations in the normal course of business or is wound up or dissolved or declared insolvent.

(c)       A default by any one of the MVS Parties shall be deemed a default of the other of the MVS Parties.

3.3.       Termination. In the event of a default under Section 3.2(a), 3.2(b) or 3.2(c), the non-defaulting party may elect to terminate this License. Except as otherwise expressly provided in this License, in the event of such termination, no residual rights will remain with the parties and within fifteen (15) calendar days of such termination: (a) MVSI shall cease all use of the Derivative Works and shall notify any sublicensee of the Derivative Works that the sublicense is terminated pursuant to this License and provide a copy of such notification to XsunX; and (b) XsunX shall cease all use of the Licensed Patents and shall notify any sublicensee of the Licensed Patents that the sublicense is terminated pursuant to this License and provide a copy of such notification to the MVS Parties.

3.4.       Other Remedies; Preservation of Rights Under Section 365(n) of Bankruptcy Code. Subject to the terms of this License, in the event of a default of this License, the non-defaulting Party(ies)’s right to terminate this License pursuant to Section 3.3 shall be non-exclusive, and the non-defaulting Party(ies) shall be entitled to pursue any additional or other remedy available by law. Without limiting the foregoing, nothing in this License shall be deemed a waiver with respect to the rights of any Party arising under Section 365(n) of the United States Bankruptcy Code, 11 U.S.C. § 365(n), or any other remedy available by law.

3.5.       Survival. The rights and obligations of the parties which by their nature are intended to survive any such termination, shall survive the termination of this License and continue in force.

4.       PROPRIETARY RIGHTS.

4.1.       Ownership of Licensed Patents and/or Derivative Works.

a)
Subject to the license granted to XsunX in Article 2 (Grant and Scope of Rights) and except for the Derivative Works, XsunX acknowledges that, as between the MVS Parties and XsunX, the MVS Parties are and shall remain the exclusive owner of all right, title and interest in and to the Licensed Patents. Except for the Derivative Works, if XsunX or any third party engaged by XsunX is deemed to have any ownership interest or rights in any of the Licensed Patents, then XsunX shall assign and/or cause such third party to assign, and XsunX does hereby irrevocably and royalty-free assign, all of such ownership interest and rights to the MVS Parties.

b)
Subject to the license granted to MVSI in Article 2 (Grant and Scope of Rights) and except for the Licensed Patents, the MVS Parties acknowledge that, as between the MVS Parties and XsunX, XsunX is and shall remain the exclusive owner of all right, title and interest in and to the Derivative Works. Except for the Licensed Patents, if MVSI or any third party engaged by the MVSI is deemed to have any ownership interest or rights in any of the Derivative Works, then the MVSI shall assign and/or cause such third party to assign, and MVSI hereby does irrevocably and royalty-free assign, all of such ownership interest and rights to XsunX.

4.2.       Ownership of Improvements.

a)	As between the MVS Parties and XsunX, any and all MVS Improvements, and all IP Rights therein, shall be the sole and exclusive property of the MVS Parties and are expressly excluded from this License.

b)	As between the MVS Parties and XsunX, any and all XsunX Improvements, and all IP Rights therein, shall be the sole and exclusive property of XsunX and are expressly excluded from this License.

4.3.       IP Rights and Patent Prosecution; Maintenance; Disclaimer.

a)
The MVS Parties shall have the sole right to file and maintain IP Rights protections, perfections or registrations with respect to the Licensed Patents and any the MVS Improvements and the issuance of such applications or registrations shall be in the MVS Parties’ or their designee’s name. Any IP Rights protections, perfections or registrations with respect to the Licensed Patents and/or MVS Improvements shall be prosecuted to issuance or final rejection or abandonment by the MVS Parties in their sole and absolute discretion; provided however, that the MVS Parties shall use commercially reasonable efforts to prosecute U.S. Patent Appl. No. 10/905,545 (Pub. No. US 2005/0150542 A1) (“Application”) to issuance or final rejection or abandonment and shall provide to XsunX copies of all correspondence with the United States Patent and Trademark Office regarding the Application within fifteen (15) days of delivery or receipt. If the MVS Parties determine to abandon the Application, the MVS Parties will provide timely notice to XsunX and shall provide to XsunX reasonable opportunity to continue to prosecute or maintain such Application, at XsunX’s sole cost and expense.

b)
Notwithstanding anything to the contrary contained in Section 4.3(a), XsunX acknowledges and agrees that the prosecution of patent applications is uncertain and that certain claims therein may not be allowed or may receive narrower breadth of scope than when originally filed and that patent applications within the Licensed Patents may not issue as a U.S. patent. Therefore, the MVS Parties provide no representation or warranty that any of the Licensed Patents, including without limitation U.S. Patent Appl. No.10/905,545 (Pub. No. US 2005/0150542 A1), will issue as U.S. Patents or that the scope of claims coverage of any resulting patent issuing thereon will have the same scope of claims coverage as when filed by the MVS Parties.

c)
XsunX shall have the sole right and obligation to file IP Rights protections, perfections or registrations with respect to the Derivative Works and any XsunX Improvements and the issuance of such applications or registrations shall be in XsunX’s or its designee’s name. XsunX shall be solely responsible for filing, prosecution and maintenance of any and all such IP Rights protections, perfections or registrations and for the maintenance and other management of the same.

4.4.       Markings; Use of Names, Trade Names and Trademarks. Each party agrees that it will not use the name, trademark or other identifier of the other party for any advertising, promotion, or other commercially related purpose without the express prior written consent of the other party, which may be withheld at such party’s sole discretion. Except as permitted by Section 8.10, nothing contained in this License shall be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trade name, trademark or other designation of a party hereto including any contraction, abbreviation or simulation of any of the foregoing, unless the express written permission of the other party has been obtained, provided that each party may state the existence of this License and the fact that all of the parties entered into it.

5.       NO ONGOING OBLIGATIONS.

5.1.       No Technology Sharing; Consulting, Audit Rights. The parties hereby acknowledge and agree that with respect to this License, as of the Effective Date, there are no obligations between the parties to share or collaborate with, deliver and/or disclose to the other party any further information, whether oral and/or written, concerning the Licensed Patents, the Derivative Works and/or any processes related thereto, or any other information or data pertaining to the licenses granted herein, and neither party shall have any such ongoing or future obligation in connection therewith. The parties further acknowledge and agree that under this License, neither party has the right to inspect or view each others’ books and records, and nothing in this License is intended to confer or does confer on either party any such right.

5.2.       Infringement/Indemnifications.

a)
In the case of a third party claim of infringement against a party (“accused party”), the other party shall have no obligation to defend against such claim nor to indemnify or hold harmless the accused party against such claim or procure the right for the accused party, or the accused party’s Related Persons or any of its sub-licensees, representatives, successors or assigns to continue using the Licensed Patents and/or the Derivative Works. Notwithstanding the foregoing, in no event shall either party enter into a settlement or compromise of any claim of infringement if such settlement or compromise would adversely affect the Licensed Patents or Derivative Works.

b)
In the case of a third party’s alleged infringement of the Licensed Patents or the Derivative Works, the parties’ only obligation with respect to third party infringement shall be to promptly inform the other party of (i) any alleged infringement of the Licensed Patents or the Derivative Works by a third party of which such party is aware and (ii) any actions or possible actions by third parties which may affect the ownership or validity of the Licensed Patents or the Derivative Works.

c)
If a party elects to bring or defend against a legal action, such action shall be at the sole expense of the party initiating or defending such legal action and all damages, awards, settlement proceeds or other recovery or special or punitive damages shall belong solely and exclusively to such party.

6.       REPRESENTATIONS, WARRANTIES AND DISCLAIMER.

6.1.       By the MVS Parties. The MVS Parties represent, warrant and covenant to XsunX that (a) the execution of this License and performance of the transactions contemplated by this License have been approved by the MVS Parties and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement to which MVSI or Dr. Madan is a party or by which MVSI or Dr. Madan is bound, (b) the MVS Parties own or have licensed and sub-licensable interest in the Licensed Patents and have the right to grant to XsunX the license set forth herein, (c) this License, when duly executed and delivered, shall constitute a legal and binding obligation of the MVS Parties enforceable against the MVS Parties in accordance with its terms; (d) the Licensed Patents are not subject to any lien, encumbrance or other interest of a third party; (e) as of the Effective Date, the MVS Parties are not aware of any infringement of the Licensed Patents by a third party; and (f) as of the Effective Date, MVSI has delivered to XsunX all technical data, documentation and reports relating to its research, development or other work performed pursuant to the Original License Agreements or the Phase Agreements.

6.2.       By XsunX. XsunX represents, warrants and covenants to the MVS Parties that (a) the execution of this License and performance of the transactions contemplated by this License have been approved by XsunX and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, any agreement to which XsunX is a party or by which XsunX is bound; (b) XsunX owns or has a licensed and sub-licensable interest in the Derivative Works and has the right to grant to MVSI the license set forth herein; (c) this License, when duly executed and delivered, shall constitute a legal and binding obligation of XsunX enforceable against XsunX in accordance with its terms; (d) the Derivative Works are not subject to any lien, encumbrance or other interest of a third party; (e) as of the Effective Date, XsunX is not aware of any infringement of the Derivative Works by a third party, and (f) as of the Effective Date, XsunX has delivered to MVSI all technical data, documentation and reports relating to the Derivative Works.

6.3.       Disclaimer.

(a)       The express representations and warranties set forth in this Section 6 are the sole representations and warranties made by each party with respect to this License and the transactions contemplated herein. Without limiting the generality of the foregoing, nothing in this License shall be construed as:

(1) a warranty or representation by the MVS Parties as to the validity or scope of the Licensed Patents, or a warranty or representation by XsunX as to the validity or scope of the Derivative Works;

(2) an obligation of either party to bring or prosecute actions or suits against third parties for infringement;

(3) an obligation by MVSI or Dr. Madan or XsunX to furnish any technical or other assistance.

(b)       THE LICENSED PATENTS ARE PROVIDED “AS IS,” AND THE MVS PARTIES MAKE NO REPRESENTATIONS OR WARRANTIES, CONDITIONS OR GUARANTEES, WHETHER EXPRESS, IMPLIED, STATUTORY, ORAL OR IN WRITING OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NONINFRINGEMENT OF THIRD PARTY RIGHTS, OR WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE, AND THE SAME ARE HEREBY EXPRESSLY DISCLAIMED TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE MVS PARTIES DO NOT MAKE ANY REPRESENTATION OR WARRANTY AS TO THE VALIDITY OR SCOPE OF THE LICENSED PATENTS OR THE ACCURACY OR COMPLETENESS OF ANY INFORMATION DISCLOSED TO XSUNX IN CONNECTION WITH THIS LICENSE. THE MVS PARTIES MAKE NO REPRESENTATION OR WARRANTY THAT THE LICENSED PATENTS WILL MEET XSUNX’S REQUIREMENTS OR EXPECTATIONS OR THAT THE EXERCISE OF THE RIGHTS GRANTED TO XSUNX WITH RESPECT TO THE LICENSED PATENTS WILL NOT INFRINGE THE IP RIGHTS OF ANY THIRD PARTY. THE MVS PARTIES WILL NOT INDEMNIFY XSUNX, ITS EMPLOYEES, AGENTS, REPRESENTATIVES, RELATED PERSONS OR ANY THIRD PARTY FOR ANY LOSSES, COSTS, LIABILITIES, DAMAGES, FEES, OR EXPENSES WITH RESPECT TO THE LICENSED PATENTS, INCLUDING WITHOUT LIMITATION, ANY CLAIMS THAT THE LICENSED PATENTS THEREIN INFRINGE THE IP RIGHTS OF ANY THIRD PARTY. NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED BY XSUNX FROM THE MVS PARTIES OR THEIR RELATED PERSONS SHALL CREATE ANY WARRANTY, REPRESENTATION, OR GUARANTEE NOT EXPRESSLY STATED IN THIS LICENSE.

(c)       THE DERIVATIVE WORKS ARE PROVIDED “AS IS,” AND XSUNX MAKES NO REPRESENTATIONS OR WARRANTIES, CONDITIONS OR GUARANTEES, WHETHER EXPRESS, IMPLIED, STATUTORY, ORAL OR IN WRITING OR OTHERWISE, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NONINFRINGEMENT OF THIRD PARTY RIGHTS, OR WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICE, AND THE SAME ARE HEREBY EXPRESSLY DISCLAIMED TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, XSUNX DOES NOT MAKE ANY REPRESENTATION OR WARRANTY AS TO THE VALIDITY OR SCOPE OF THE DERIVATIVE WORKS OR THE ACCURACY OR COMPLETENESS OF ANY INFORMATION DISCLOSED TO MVSI IN CONNECTION WITH THIS LICENSE. XSUNX MAKES NO REPRESENTATION OR WARRANTY THAT THE DERIVATIVE WORKS WILL MEET MVSI’S REQUIREMENTS OR EXPECTATIONS OR THAT THE EXERCISE OF THE RIGHTS GRANTED TO MVSI WITH RESPECT TO THE DERIVATIVE WORKS WILL NOT INFRINGE THE IP RIGHTS OF ANY THIRD PARTY. XSUNX WILL NOT INDEMNIFY MVSI, ITS EMPLOYEES, AGENTS, REPRESENTATIVES, RELATED PERSONS OR ANY THIRD PARTY FOR ANY LOSSES, COSTS, LIABILITIES, DAMAGES, FEES, OR EXPENSES WITH RESPECT TO THE DERIVATIVE WORKS, INCLUDING WITHOUT LIMITATION, ANY CLAIMS THAT THE DERIVATIVE WORKS INFRINGE THE IP RIGHTS OF ANY THIRD PARTY. NO ADVICE OR INFORMATION, WHETHER ORAL OR WRITTEN, OBTAINED BY MVSI FROM XSUNX, OR ITS RELATED PERSONS SHALL CREATE ANY WARRANTY, REPRESENTATION, OR GUARANTEE NOT EXPRESSLY STATED IN THIS LICENSE.

7.       LIMITATION OF LIABILITY.

7.1.       EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION, NEITHER PARTY OR ITS RESPECTIVE RELATED PERSONS SHALL BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL (INCLUDING LOST PROFITS), PUNITIVE, INDIRECT, SPECIAL, OR EXEMPLARY DAMAGES ARISING OUT OF OR RELATED TO THIS LICENSE OR THE TRANSACTIONS CONTEMPLATED HEREIN, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), IP RIGHTS INFRINGEMENT, PRODUCT LIABILITY OR OTHERWISE, EVEN IF THE OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIMITATIONS SET FORTH IN THIS SECTION SHALL HAVE NO EFFECT UPON, AND SHALL NOT LIMIT LIABILITY FOR ANY DAMAGES RESULTING FROM GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

8.       MISCELLANEOUS.

8.1.       Assignment. This License may be assigned or transferred, in whole or in part, whether by operation of law or otherwise, by either party without the prior written consent of the other party, provided the assigning party provides the other party with contemporaneous written notice of such assignment or transfer.

8.2.       Notices. Any notice, request, approval, authorization, consent, demand or other communication required or permitted to be given or made pursuant to this License shall be in writing and shall be deemed given on the earliest of (a) actual receipt, irrespective of the method of delivery, (b) on the delivery day following dispatch if sent by express mail (or similar next day air courier service), or (c) on the sixth (6th) day after mailing by registered or certified United States mail, return receipt requested, postage prepaid and addressed as follows:

If to the MVS Parties:	MVSystems, Inc. 500 Corporate Circle, Unit L Golden, CO 80401 Attention: Dr. Arun Madan Telephone No.:(303) 271-9907 or (303) 526-9016 Facsimile No.: (303) 526-1408

with a copy to:	Holland & Hart LLP
555 17th Street, Ste. 3200
Denver, CO 80201-8749
Phone: (303) 295-8562
Fax: (303) 295-8261
Attention: Lee F. Johnston, Esq.

If to XsunX:	XsunX, Inc.
65 Enterprise
Aliso Viejo, CA 92656
Attn: Tom Djokovich
(Tel) (949) 330-8060
(Fax) (949) 330-8061

with copy to:	Tobin D. Kern, Esq.
Sherman & Howard, LLC
633 17th Street, Suite 3000
Denver, Colorado 80202
(Tel) (303) 299-8384
(Fax) (303) 298-0940

or to such substitute addresses and persons as either party may designate to the other from time to time by written notice in accordance with this Section.

8.3.       Choice of Law; Dispute Resolution. This License shall be governed by and construed in accordance with the laws of the State of Colorado, other than such laws, rules, regulations and case law that would result in the application of the laws of a jurisdiction other than the State of Colorado. Any suit to enforce any provision of this License, or arising out of or based upon this License, shall be brought exclusively in the United States District Court for the District of Colorado or the District Court in and for the City and County of Denver, State of Colorado. Each party hereby agrees that such courts shall have in personam jurisdiction and venue with respect to such party, and each party hereby submits to the in personam jurisdiction and venue of such courts and waives any objection based on inconvenient forum. Process in any action or proceeding referred to in this Section may be served on any party anywhere in the world. The United Nations Convention on Contracts for the International Sale of Goods is hereby excluded from application to this License.

8.4.       Counterparts. This License may be executed in two or more counterparts, each of which will be deemed to be an original copy of this License and all of which, when taken together, will be deemed to constitute one and the same agreement. Facsimile signatures shall be effective as original signatures.

8.5.       Headings; Construction. For all purposes of this License, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined herein include the plural as well as the singular and vice-versa; (b) words importing gender include all genders; (c) all references to this License and the words “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this License as a whole and not to any particular Article, Section, or other subdivision; (d) all Article and Section headings are for convenience only and shall not affect the interpretation or construction of this License, (e) the words “including,” “included” and “includes” mean inclusion without limitation; and (f) in the event of any conflict between the terms in the body of the Agreement and the terms in this License, the terms of this License shall prevail to the extent that there is such a conflict. This License is executed in the English language and that version of the Agreement shall control despite any other version prepared in any other language, whether or not executed. This License has been drafted jointly by the parties and in the event of any ambiguities in the language hereof, there shall be no inference drawn in favor of or against either party.

8.6.       Binding Effect. This License shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

8.7.       Entire Agreement; Amendment. This License constitutes the entire and exclusive statement of the parties’ agreement with respect to its subject matter and supersedes any and all prior or contemporaneous oral or written representations, understandings, or agreements relating thereto. This License may be modified, supplemented or changed only by an agreement in writing which makes specific reference to this License and which is signed by the parties.

8.8.       Waiver. The rights and remedies of the parties to this License are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this License or the documents referred to in this License will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this License or the documents referred to in this License can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this License or the documents referred to in this License.

8.9.       Severability. In the event that any one or more of the provisions contained in this License shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this License, and all other provisions shall remain in full force and effect. If any of the provisions of this License is held to be excessively broad or invalid, illegal or unenforceable in any jurisdiction, it shall be reformed and construed by limiting and reducing it so as to be enforceable to the maximum extent permitted by law in conformance with its original intent.

8.10.       Publicity. Except as necessary for a Party to comply with its legal or financial reporting and disclosure obligations, including filings by XsunX with the U.S. Securities and Exchange Commission and financial reporting by XsunX in conformity with Generally Accepted Accounting Principles (GAAP), none of the Parties, nor any of their Related Persons, shall originate any publicity, news release or other public announcement (“Announcements”), written or oral, relating to this License or the existence of an arrangement between the parties, without the prior written approval of the other party, which approval shall not be unreasonably withheld.

8.11.       No Agency. The relationship of XsunX, on the one hand, and the MVS Parties and their respective successors in interest, on the other hand, is that of licensee and licensor, and not one of principal and agent, joint venture or partnership. Neither XsunX, on the one hand, nor MVS or Dr. Madan, on the other hand, shall have any authority to create or assume, in the name or on behalf of the other party, any obligation, express or implied, nor to act or purport to act as the agent or the legally empowered representative of the other party for any purpose whatsoever.

8.12.       No Individual Liability for Dr. Madan. Except as to Sections 4.3(a) and 6.1, the Parties agree that no individual duties, obligations or liabilities shall be deemed to arise under this License with respect to Dr. Madan.

8.13.       Force Majeure. Neither the MVS Parties nor XsunX shall be liable to the other for failure or delay in the performance of a required obligation, other than the payment of monies due and owing, if such failure or delay is caused by strike, riot, fire, flood, natural disaster, or other similar cause beyond such party’s control, provided that such party gives prompt written notice of such condition and resumes its performance as soon as possible, and provided further that the other party may terminate the Agreement if such condition continues for an uninterrupted period of ninety (90) days from the initial occurrence of such condition. Neither the MVS Parties nor XsunX is entitled to relief under this Section to the extent that any event otherwise constituting such event of force majeure results from the negligence or fault of the applicable party or its Related Persons.

8.14.       No Third-Party Beneficiaries. Except as provided in Section 2.2 (Sublicenses), nothing in this License, expressed or implied, is intended or shall be construed to confer upon any entity, other than the MVS Parties and XsunX (and the parties’ and respective Related Persons, and permitted successors and assigns), any remedy or claim by reason of this License, and any such remedies or claims shall be for the exclusive benefit of the MVS Parties and XsunX.

8.15.       Expenses. Each of the parties shall pay its own costs and expenses associated with the execution and performance of this License.

IN WITNESS WHEREOF, the parties hereto have caused this License to be effective as of the Effective Date. The persons signing below warrant their authority to sign the Agreement on behalf of the MVS Parties and XsunX, respectively.

MVSystems, Inc.		XsunX, Inc.

By		By:
	Signature		Signature

	Printed Name		Printed Name

	Title		Title

	Date		Date

Dr. Arun Madan

By:
Signature

Printed Name

Date